Exhibit 4.20

SUPPLEMENTAL DECLARATION OF TRUST

This Supplemental Declaration of Trust (this “Agreement”), dated as of February 20, 2009, is made by and among Prudential Financial, Inc., as Sponsor (the “Sponsor”), The Bank of New York Mellon, as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), and Yanela C. Frias, Kathleen C. Hoffman and Ajay Sawhney, as administrative trustees (the “Administrative Trustees” and collectively with the Property Trustee and the Delaware Trustee, the “Trustees”).

W I T N E S S E T H

WHEREAS, Prudential Financial Capital Trust III, a Delaware statutory trust (the “Trust”), was formed on April 2, 2003, pursuant to a Declaration of Trust, dated as of April 2, 2003 (the “Declaration of Trust”) among the Sponsor, JPMorgan Chase Bank (now known as JPMorgan Chase Bank, N.A.), as property trustee (the “Removed Property Trustee”), Chase Manhattan Bank USA, National Association (now known as Chase Bank USA, National Association), as Delaware trustee (the “Removed Delaware Trustee”), and Richard Vaccaro, Scott D. Kaplan, and Jonathan P. Hunt, as administrative trustees (the “Removed Administrative Trustees” and collectively with the Removed Property Trustee and the Removed Delaware Trustee, the “Removed Trustees”); and

WHEREAS, each of the Removed Trustees is no longer able or willing to serve as a trustee of the Trust;

WHEREAS, each of the Trustees is willing to accept appointment as a trustee of the Trust on the terms and conditions set forth in the Declaration of Trust; and

WHEREAS, Section 6 of The Declaration of Trust entitles the Sponsor to appoint or remove any trustee without cause at any time.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Declaration of Trust.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Pursuant to Section 6 of the Declaration of Trust, the Sponsor hereby removes the Removed Trustees as trustees of the Trust and appoints The Bank of New York Mellon, as Property Trustee of the Trust, BNY Mellon Trust of Delaware, as Delaware Trustee of the Trust, and Yanela C. Frias, Kathleen C. Hoffman and Ajay Sawhney, as Administrative Trustees of the Trust.

2. By execution hereof, each of the Trustees accepts the respective trust created herein and in the Declaration of Trust.

3. Each of the Trustees shall be subject to all of the same duties and responsibilities and entitled to all of the same rights, benefits, protections and indemnities provided to the respective Removed Trustee in the Declaration of Trust.

4. The Delaware Trustee is hereby authorized and directed to execute and file, or cause to be filed, a Certificate of Amendment to Certificate of Trust in the form of Exhibit A attached hereto with the Delaware Secretary of State.

5. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRUDENTIAL FINANCIAL, INC., as Sponsor

By:	/s/ Yanela C. Frias
Name:	YANELA C. FRIAS
Title:	Vice President and Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Property Trustee

By:	/s/ Kimberly Davidson
Name:	KIMBERLY DAVIDSON
Title:	Vice President

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	KRISTINE K. GULLO
Title:	Vice President

YANELA C. FRIAS, as Administrative Trustee

/s/ Yanela C. Frias

KATHLEEN C. HOFFMAN, as Administrative Trustee

/s/ Kathleen C. Hoffman

AJAY SAWHNEY, as Administrative Trustee

/s/ Ajay Sawhney

Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

PRUDENTIAL FINANCIAL CAPITAL TRUST III

This Certificate of Amendment to the Certificate of Trust of Prudential Financial Capital Trust III (the “Trust”), is being duly executed and filed by the undersigned trustee to amend the Certificate of Trust of a statutory trust formed under the Delaware Statutory Trust Act (the “Act”).

1. Name. The name of the Trust is Prudential Financial Capital Trust III.

2. Amendment. Article 2 of the Certificate of Trust of the Trust is hereby amended to read in its entirety as follows:

2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are BNY Mellon Trust of Delaware, White Clay Center, Route 273, Newark, Delaware 19711.

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as trustee

By:
Name:
Title: